UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2020

REGENERX BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 470 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 208-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RGRX	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 3.02 is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Private Placement of Convertible Notes and Warrants

On October 15, 2020 RegeneRx Biopharmaceuticals, Inc. (the “Company”) commenced closing on a private placement of convertible notes (the “Notes”) with accredited investors (each, an “Investor,” collectively, the “Investors”) that concluded on October 20, 2020, raising an aggregate of $500,000 in gross proceeds.   The Notes were issued pursuant to a Convertible Note and Warrant Purchase Agreement (the “Security Purchase Agreement”), between the Company and the Investors.

Convertible Promissory Notes and Warrants.  The key terms of the Notes are summarized below.  The Notes will pay interest at a rate of 5% per annum, mature 60 months after their date of issuance and are convertible into shares of our common stock at a conversion price of $0.36 per share (subject to adjustment as described in the Notes) at any time prior to repayment, at the election of the Investor.  In the aggregate, the Notes are initially convertible into up to 1,391,982 shares of our common stock.  In connection with the issuance of the Notes, the Investors also received warrants to purchase 1,043,987 shares of our common stock at an exercise price of $0.45 per share.

At any time prior to maturity of the Notes, with the consent of the holders of a majority in interest of the Notes, we may prepay the outstanding principal amount of the Notes plus unpaid accrued interest without penalty.  Upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company, the outstanding principal and all accrued interest on the Notes will accelerate and automatically become immediately due and payable.

Investors. The Investors in the offering included our President, Chief Executive Officer and director, JJ Finkelstein; and two other members of the board of directors of the Company, Allan L. Goldstein, the Company’s Chairman and chief scientific officer, and Mauro Bove; and Essetifin SPA, the Company’s largest shareholder, investing through its affiliates.

The principal amounts of their respective Notes are as set forth below:

Investor	Note Principal
Allan L. Goldstein	$5,000
J.J. Finkelstein	$10,000
Mauro Bove	$10,000
Essetifin SPA*	$400,000

*Through its various affiliates

Use of Proceeds.   Based on current estimates, we anticipate that our existing financial resources, including the net proceeds from this offering, will be adequate to continue to conduct our business  at least through the first quarter of 2021.   We will need to raise additional capital prior to the maturity date to repay the Notes and to continue operating our business.

Securities Act Exemption.  The offering was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in accordance with Section 4(a)(2) under the Securities Act and Rule 506 promulgated thereunder as an offering made solely to “accredited investors” as defined under the Securities Act.  The Company obtained representations and warranties from the Investors in the Security Purchase Agreement to support the Company’s reliance on this exemption.

Item 8.01 Other Events.

On October 21, 2020, the Company issued a press release announcing the closing of the private placement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

Date: October 21, 2020	By:	/s/ J.J. Finkelstein
		Name:	J.J. Finkelstein
		Title:	Chief Executive Officer